CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ABC ACQUISITION CORP 1505, did on June 1, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 2, 2010.

Certified By: A Frieser
Certificate Number: C20100601-2561
You may verify this certificate
online at http://www.nvsos.gov/

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100391232-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/01/2010 12:48 PM
	Entity Number E0266842010-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ABC Acquisition Corp 1505
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 375 N Stephanie St. Ste. 1411 (Street Address), Henderson (City), Nevada 89014-8909 (Zip Code) Mailing Address (if different from street address): (City) Nevada (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 Par value per share: $ .0001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Nitin M. Amersey (Name) 300 Center Ave. Ste. 202 (Street Address), Bay City (City), MI (State), 48708 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: The purpose for which the corporation is organized are to engage primarily in any (next page)
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Sherri Thorp for Amersey Investments LLC (Name) X [signature] (Incorporator Signature) 300 Center Ave. Ste. 202 (Address), Bay City (City), MI (State), 48708 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 06/01/2010 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Article 3 continued...

1. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.0001 per share and having a total stated capital of $500,000.00. Of the 500,000,000 shares, 400,000,000 shares are to be Class A Common stock and 100,000,000 to be preferred shares.

   The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,

Article 5 continued...

5. type of business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.